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                                                                     EXHIBIT 1.1


Mr. Dirk Bartels
President & CEO
POET Holdings Inc.
999 Baker Way, Suite 100
San Mateo, 94404 CA
USA

The Selling Shareholders
named in Schedule 2 to this Agreement
c/o Mr. Dirk Bartels as the
Selling Shareholders' Representative

                                                               November 12, 1999
                                                               Frankfurt am Main
                                                               DGBK/Ubernah12/CG

                                    3,950,000

                               POET HOLDINGS, INC.

                             SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT

Dear Madams and Sirs:

With reference to our previous discussions, we would like to express our pleasure with your decision to conduct the initial public offering (the "Offering") of shares of Common Stock of POET Holdings, Inc. (the "Company") (the "Shares") under the joint lead management of DG BANK ("DG") and Paribas ("PB" and, together with DG, the "Lead Managers").

The Company, and certain stockholders of the Company named in Schedule 1 hereto (the "Selling Shareholders"), propose to sell an aggregate of

                      3,950,000 SHARES (THE "OFFER SHARES")

of the Company's Common Stock, par value $ 0.001 per share (the "Common Stock"). Of the total number of Offer Shares, 3,000,000 are being sold by the Company after having been


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newly issued for this purpose from the Company's authorized capital (the "New
Shares") and 950,000 are being sold by the Selling Stockholders (the "Old Shares").

The Company furthermore proposes to grant to the Lead Managers an option to purchase up to an additional 570,000 shares of the Common Stock on the terms and for the purposes set forth in Section 5 hereof (the "Option Shares").

In addition, certain Selling Shareholders propose to enter into an agreement with the Lead Managers pertaining to the Lead Managers' option to borrow certain Old Shares from such Selling Shareholders and to enter into a securities loan upon the exercise of set option as contemplated under Section 4. hereof.

The Company and the Selling Shareholders have caused the Offer Shares, the Option Shares and the Borrowed Stores to be registered (the "Registration") with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Act of 1933, as amended (the "United States Securities Act") pursuant to a registration statement on Form S-1 (the "Registration Statement") to permit the Offering to be made in compliance with U.S. securities laws. The Company and the Lead Managers have furthermore jointly made application for listing of all Shares of Common Stock of the Company on the Neuer Markt trading segment of the Frankfurt Stock Exchange ("FSE").

As of the date hereof, the amount of the Company's share capital owned by each current shareholder (each such current shareholder hereinafter referred to as a "Shareholder" and the entirety of such current shareholders collectively referred to as the "Shareholders") is as set forth in the Registration Statement currently filed with the SEC.

1.        Purchase (Zeichnung) of the Offer Shares by the Lead Managers

          On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the New Shares, and each Selling Shareholder hereby agrees to sell up to the number of Old Shares set opposite its/his/her name in Schedule 1 hereto, severally and not jointly, to the several Lead Managers, and each of the Lead Managers, severally and not

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          jointly, agrees to purchase (zeichnen) from the Company, and to purchase from each Selling Stockholder, at the purchase price determined as set forth below, half of the total number of Offer Shares (i.e. 1,975,000 Offer Shares per Lead Manager).

          In addition, the Company grants to the Lead Managers an option to purchase up to 570,000 Option Shares at the same purchase price per Share as the Offer Shares, such Option Shares to be issued from the Company's authorized share capital (the "Option") upon exercise of this Option by the Lead Managers. Such Option is granted for the purpose of covering over-allotments in the sale of Offer Shares and is exercisable as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of each Lead Manager pro rata based on the number of Offer Shares purchasable by such Lead Manager hereunder.

          The Lead Managers shall neither be co-owners (Miteigentuemer nach Bruchteilen) nor joint-owners (Gesamthandseigentuemer) of the Offer Shares, or the Option Shares or the Borrowed Shares (as defined in Section 4 hereof) purchasable by the Lead Managers pursuant to this Agreement.

          The purchase price payable by the Lead Managers to the Company and the Selling Shareholders for the Offer Shares or the Option Shares (the "Offer Purchase Price" or the "Option Purchase Price", as the case may
          be) shall be equal to the Placement Price per share (as defined in
          Section 2 hereof), multiplied by the number of Offer Shares or Option Shares, as the case may be, to be purchased by the Lead Managers, from which product the amount of costs and commissions payable by each of the Company and each respective Selling Shareholder pursuant to
          Section 7 hereof shall be deducted.

2.        Placement Price, Pricing Date

          The price at which the Offer Shares and the Borrowed Shares (as defined in Section 4 hereof), if any, are sold to investors having offered to purchase such Shares (the "Investors") shall hereby be determined to be


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               EURO ____________ PER SHARE (THE "PLACEMENT PRICE")

          The date hereof shall henceforth be referred to as the "Pricing Date".

3.        Allotments, Preferential Allotments

          The Lead Managers shall be entitled to purchase 3% of the Offer Shares for their own account.

          Up to 190,000 Offer Shares shall be reserved for preferential allotment to employees of the Company and persons having business relationships with the Company (the "Preferential Allotment"). The persons eligible for Preferential Allotment (the "Beneficiaries") shall receive an allotment of shares at the Placement Price and on the general terms and conditions of the Offering according to a list of the Beneficiaries produced by the Company (the "Beneficiary List") communicated to the Lead Managers on the Pricing Date.

          The Lead Managers are neither obliged nor entitled to inquire as to whether Preferential Allotments to the Beneficiaries included in the Beneficiary List contravene any statutory or contractual rules. The Company shall be liable for any damages incurred by the Lead Managers as a result of a failure of Beneficiaries who do not request to have the Offer Shares delivered to a securities account in Germany, to pay for Offer Shares for which they have subscribed.

          Under no circumstances shall the arrangement described in this Section 3 constitute a third party beneficiary contract within the meaning of
          Section 328 of the German Civil Code for the benefit of any third party, nor will any Lead Manager be liable to the Company or to any Beneficiary for any action taken or omitted to be taken by such Lead Manager in good faith in connection with the Preferential Allotment to Beneficiaries.

4.        Over-Allotments

          The Lead Managers' Option (as set forth under Section 1 hereof) will begin on the first day on which the Company's Shares are traded on FSE and will expire 30

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          calendar days thereafter. The Option may be exercised during such period by the Lead Managers in whole or in part from time to time by written notice given to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Option is being exercised.

          In order to cover over-allotments prior to the availability of the Option Shares to the Lead Managers and the admission of such Option Shares to trading on the FSE, each Shareholder set forth in Schedule 2 hereby agrees to grant the Lead Managers the option to borrow up to the number of Old Shares set directly opposite that Shareholder's name (the "Borrowing Option"). The Borrowing Option is hereby exercised with regard to the number of Borrowed Shares indicated in the second column set opposite each Shareholder's name on Schedule 2 hereto. The exercise of the Borrowing Option creates a securities loan (the "Securities Loan") between the respective Shareholders and the Lead Managers for the account of the Underwriters for the number of Old Shares set forth in the second column of Schedule 2 hereof (the "Borrowed Shares"). The Securities Loan shall be free of charge to the Lead Managers and have the duration of the period commencing with the sale of the Offer Shares to the Lead Managers until at the latest six months after the admission of the Shares to trading on the Neuer Markt of the FSE.

5.        Delivery of Offer Shares and Borrowed Shares to the Lead Managers

          Upon execution of this Agreement, the Company and the Selling Shareholders shall give the Company's registrar and transfer agent (the "Registrar and Transfer Agent") instructions to transfer the Offer Shares and the Borrowed Shares to a custody account (the "Custody Account") held with DG (the "Custodian") in Frankfurt am Main, which Offer Shares and Borrowed Shares shall be received in such Custody Account by no later than the business day following the day of the execution of this Agreement. The Company and the Selling Shareholders hereby authorize the Custodian to deliver the Offer Shares, together with any Borrowed Shares which DG has informed the appropriate Selling Shareholders that it wishes to borrow, to an own account of DG on behalf of the Lead Managers, which delivery of Offer Shares shall be made against release of the Offer Purchase Price

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          to the respective Selling Shareholders by DG as contemplated under
          Section 6 hereof. Such instruction by the Company and the Selling Shareholders shall become effective on the Settlement Date. The parties agree that ownership of the Offer Shares and the Borrowed Shares shall pass to the Lead Managers on the Settlement Date in exchange for (Zug um Zug) release of the Offer Purchase Price by DG as contemplated under Section 6 hereof.

          For the period of time between the instruction to the Registrar and Transfer Agent to transfer the Offer Shares and the Borrowed Shares, if any, to the Custody Account, until the Settlement Date (as defined in Section 6 hereof), the Company and the Selling Shareholders hereby waive their right to instruct the Custodian to transfer the Offer Shares and the Borrowed Shares to any other person than to DG. In the event that the Offer Purchase Price is not paid to the Company and the Selling Shareholders on the Settlement Date as contemplated under
          Section 6 hereof, the Lead Managers shall immediately return the Offer Shares and the Borrowed Shares and shall transfer title thereto to the Company and the Selling Shareholders, respectively.

6.        Delivery of Shares to Investors

          The Lead Managers undertake to deliver the Offer Shares and the Borrowed Shares, if any, that have been allocated to Investors, to such Investors on November 17, 1999 or such other time and date that the Lead Managers, the Company and the Selling Shareholders may agree. (the "Settlement Date"). However, the Settlement Date shall always be the business day directly following the business day on which the price for the Shares is first quoted on the FSE.

          On the Settlement Date, DG shall credit a money account of the Company with DG in Frankfurt am Main (the "Sonderkonto Kapitalerhoehung POET Holdings Inc.") with the Offer Purchase Price in EURO allocable to the New Shares as calculated pursuant to Section 4 hereof.


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          Also on the Settlement Date, DG shall release the Offer Purchase Price allocable to the Old Shares as calculated pursuant to Section 4 hereof to the accounts of the Selling Shareholders listed in Schedule 1 hereto.

          In the event that the Lead Managers exercise all or a portion of the Option, the Option Shares shall be delivered to DG in the same manner as the Offer Shares have been delivered two business days after exercise of the Option against payment of the Option Purchase Price to the Company's designated account (the "Second Transfer Date").

7.        Costs and Commissions

          The Selling Shareholders and the Company agree to pay to the Lead Managers a fee of 5.0% of the aggregate Placement Price of the Offer Shares and - if and to the extent the Option has been exercised - the Borrowed Shares, if any, by way of deduction from the Placement Price as contemplated under Section 4 hereof, (the "Placement Fee"). The portion of the Placement Fee payable by the Selling Shareholders shall be allocated among the Selling Shareholders pro rata based on the number of Old Shares sold by such Selling Shareholder.

          The Lead Managers agree among themselves that the Placement Fee shall be subdivided into three individual components:

          - Management Fee: 20% of the Placement Fee - to be allocated between the Lead Managers pro rata based on the amount of Offer Shares and Borrowed Shares purchased by each of the Lead Managers.

          - Underwriting Fee: 20% of the Placement Fee - to be allocated between the Lead Managers pro rata based on the amount of Offer Shares and Borrowed Shares purchased by each of the Lead Managers.

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          -         Selling Fee: 60% of the Placement Fee - to be allocated
                    between the Lead Managers pro rata based on their respective allotments as determined by the allotment decisions at the end of the Book-building Period.

          Notwithstanding the foregoing, DG shall receive a praecipuum of DEM 100,000 of the Placement Fee for the technical handling of the Preferential Allotment programme. This praecipuum does not constitute an additional fee or commission payable by the Company or the Selling Shareholders.

          The Company shall furthermore pay to the Lead Managers a listing fee amounting to EURO 125,000 as consideration for the Lead Manager's efforts in assisting the Company to effect the listing of the Shares on the FSE and for the assumption of the liability arising pursuant to the German Stock Exchange Act.

          All costs associated with the Offering, the Listing and the Registration Statement, including, but not limited to, the costs of
          (i) setting, printing, distributing and translating the Offering Documents (including financial statements and exhibits thereto); (ii) the Offer Invitation; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements and documents printed (or reproduced) and delivered in connection with the Offering, the Listing or the Registration; (v) fees relating to the Registration and the Listing; and (vi) preparing and carrying out the roadshow, including travel costs, and all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations hereunder, will be borne by the Company; provided, however, that the Lead Managers will pay for their own out-of-pocket expenses (such as travel expenses and the hotel costs of bank employees) incurred in respect of the roadshow.

          The Company will also pay the costs of the Lead Managers' outside counsel incurred in respect of the Offering, the Listing and the Registration as well as the Lead Managers' expenses in connection with plausibility analysis of the

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          Company's business plan by PriceWaterhouseCoopers (the "Plausibility
          Check") and evaluation of the Company's software technology by VDI/VDE Technologiezentrum Informationstechnik GmbH (the "Technology Report"). However, such costs shall be limited to a maximum of DEM 250,000 plus
          43.33 per cent of the total fees (limited to DM 750,000 excluding VAT, if any) and costs charged by the Lead Managers' legal counsel.

          Excess expenses for the Plausibility Check, the Technology Report, the legal due diligence and legal counsel not reimbursed as set forth above will be borne by the Lead Managers pro rata based on their respective purchasing quotas. In the event that the Offering is not consummated or completed as contemplated in this Agreement, the Company shall reimburse the Lead Managers for all costs incurred in connection with the preparation of the Offering, the Listing and the Registration Statement up to an aggregate amount of EURO 500,000.

8.        Conditions Precedent

          The respective obligations of the Lead Managers hereunder are subject to the accuracy, when made and on each the Pricing Date, the Settlement Date and the First and the Second Transfer Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          8.1 The Company's preferred shares, par value US$ 0.001 per share (Series A, B, C and D, hereinafter referred to as the "Preferred Shares"), and the Series B common shares, par value US$ 0.001 per share (Series A and B, hereinafter referred to as the "Common Shares"), whether authorized or outstanding, shall have been converted into one class of series A Common Stock and shall have been re-designated as undesignated shares of Common Stock.

          8.2 Immediately after the conversion of the Company's entire share capital into

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                    Shares, the Company shall deliver to DG (by registered mail as well as immediately per fax to DG at
                    0-11-49-69/7447-3685) a copy of the shareholders' resolution and the board of directors' resolution together with a confirmation by the Secretary of the Company stating that such copies represent the said shareholder and board resolutions and confirming that the conversion into Shares has occurred by virtue of such resolutions.

          8.3 The Company and the Shareholders shall have taken all necessary action, corporate or otherwise, required to authorize the issuance of the New Shares and Option Shares (as defined below), if any, to complete the Offering.

          8.4 The Company shall have taken all necessary action, corporate or otherwise, required to effect the issuance of the New Shares and to authorize the issuance and sale of the Option Shares, if any, to complete the Offering. The same shareholders' rights shall attach to such authorized Shares as are attached to the Company's current Shares.

          8.5 The Company shall have provided the Lead Managers with a capitalization table as of the Pricing Date displaying the total number of Shares outstanding, the total number of warrants and options outstanding as well as the amount of Shares authorized.

          8.6 Immediately after issuing the New Shares, the Company shall have delivered to DG (by registered mail as well as immediately per fax to DG at 0-11-49-69/7447-3685) a copy of the board of director's resolution to issue the New Shares together with a confirmation by the Secretary of the Company stating that such copy represents the said board resolution and confirming that the New Shares have been issued by virtue of such resolution.

          8.7 The Company and the Selling Shareholders shall have used their best efforts to provide any other evidence requested by FSE to effect listing of the Shares.


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          8.8       The Company and the Selling Shareholders shall have taken
                    all actions necessary to have all of the Offer Shares and any other Shares deliverable to the Lead Managers pursuant to this Agreement certificated in one or more share certificates (the "Certificates") and such Certificates shall have been registered in the Company's share register in the name of The Depository Trust Company of New York ("DTC") or a nominee of DTC.

          8.9 The Offer Shares and the Borrowed Shares shall have been accepted for deposit by DTC and shall be eligible for clearance and settlement through the facilities of DTC.
                    Upon depositing the Certificates with DTC for the benefit of Deutsche Borse Clearing AG's ("DBC") securities account with DTC, DBC shall have been instructed to transfer the Offer Shares in book-entry form to DG's account with DBC and DG shall have been instructed to transfer the Offer Shares to the Custody Account on or prior to the Pricing Date, 1999 and such transfer to the Custody Account shall have occurred on or prior to the business day directly following the Pricing Date.

          8.10 The Selling Shareholders shall have provided DG with the details of the accounts to which the Offer Purchase Price shall be released on the Settlement Date. Such details especially include the name of the account-carrying bank's correspondence bank in Germany.

          8.11 The English language preliminary and final selling prospectus/company report as well as all amendments thereto (collectively the "German Prospectus") shall have been filed with the FSE by the Company and the Lead Managers and the Registration Statement and all amendments thereto shall have been filed with the SEC (such German Prospectus and Registration Statement as well as their respective amendments collectively hereinafter referred to as the "Offering Documents"). The Offering Documents shall comply with all applicable German and US rules and regulations, respectively. The Company shall have assumed responsibility

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                    for the correctness and completeness of the Offering
                    Documents under the German Stock Exchange Act and the United States Securities Act. The Company shall furthermore have undertaken to comply with all rules and regulations of Neuer Markt and the SEC pertaining to the admission of the Shares to trading on Neuer Markt and the registration of the Offer Shares with the SEC.

          8.12 The Registration Statement shall have been declared effective by the SEC and no stop order or other order issued by a governmental agency, domestic or foreign, suspending the effectiveness of the Registration Statement or preventing the completion of the Listing or the Offering shall have been issued and no proceedings for that purpose shall have been instituted or threatened. The FSE shall have approved the preliminary German Prospectus for publication.

          8.13 The Company and the Shareholders shall have executed and provided to DG undertakings not to dispose of Shares for a period of six months from the date of admission of the shares to Neuer Markt.

          8.14 The Company shall have undertaken to FSE to observe the Rules and Regulations Neuer Markt and to adhere to the provisions of the German Take-Over Code.

          8.15 The FSE shall have admitted all of the Company's Shares to the regulated market (Geregelter Markt) with quotation in the Neuer Markt trading segment of FSE and satisfactory evidence of such actions shall have been provided to the Lead Managers.

          8.16 The Company shall have authorized the Lead Managers to publish the invitation to Investors to offer to purchase Offer Shares (the "Offer Invitation," Verkaufsangebot) on behalf of the Company on the first day of the Book-building Period. The Offer Invitation shall comply with Rule 134 of the United States Securities Act and shall have been published in at least

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                    one FSE-approved daily newspaper with national circulation in Germany. The publication of the Offering Documents in Germany shall have been effectuated either (i) by making such Offering Documents available at the offices of specified banks, accompanied by a notice one day prior to the Invitation Offer in at least one FSE-approved newspaper (Schalterpublizitaet) with national circulation in Germany or (ii) by publication of such Offering Documents in at least one FSE-approved newspaper with national circulation in Germany.

          8.17 On the Pricing Date, as well as on or before any other date in which a Prospectus, preliminary or final, is dated, the Company's auditors shall have confirmed to the Lead Managers in a comfort letter substantially in the form attached hereto as Appendix A that there have not been any material adverse changes in the financial position of the Company or any of its subsidiaries between the date of issuance of the audit certificate in respect of the latest financial statements and the date of such comfort letter. The auditors of the Company shall submit to the Lead Managers a further confirmation to the same effect on the day prior to the Second Transfer Date.

          8.18 Wilson Sonsini Goodrich & Rosati, U.S. counsel to the Company, shall have delivered a legal opinion addressed to the Lead Managers dated the Pricing Date and shall deliver a second legal opinion dated the Settlement Date, to the effect set forth in Appendix B attached hereto.

          8.19 On the Settlement Date, there shall not have occurred (i) since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the

                    Company, dated as of the Pricing Date and again as of the Settlement Date, to the effect that (w) there has been no such material adverse change, (x) the representations and warranties in Section 13 hereof are true and correct with the same force and effect in all respects as though expressly made on and as of the Pricing Date and the Settlement Date respectively, (y) the Company has complied with all agreements and satisfied all conditions of its part to be performed or satisfied on or prior to the Pricing Date and (z) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, or (ii) such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as to make it, in the judgement of the Lead Managers, inadvisable to proceed with the Offering or (iii) a general suspension or material limitation on or by, as the case may be, the FSE.

          8.20 On the Pricing Date and on the Settlement Date, the Lead Managers shall have received a certificate of each, or on behalf of each, Selling Shareholder, dated as of such date, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 12 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such date and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to such date.

9.        Further Agreements of the Company

          9.1 For as long as the Lead Managers act as designated sponsors for the Company's Shares on Neuer Markt, the Company undertakes to keep the Lead Managers informed of issuances of capital stock, options and warrants to receive capital stock and capital decreases (including the repurchase of Shares). For as long as the Lead Managers act as designated sponsors for the Company's Shares on Neuer Markt, the Company shall keep DG and

                    Paribas informed of all events of economic and/or legal significance in relation to the Shares on an ongoing basis.

          9.2 The Company undertakes to (i) furnish to each of the Lead Managers until the end of the distribution period for the Offer Shares and the Borrowed Shares, if any, and for six months thereafter, copies of the Offer Documents in such quantities as the Lead Managers may from time to time reasonably request and (ii) in case that at any time prior to the completion of the initial distribution of the Offer Shares and the Borrowed Shares, if any, or up to six months thereafter, any event shall have occurred as a result of which any Offer Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be required under applicable law during such period to amend or supplement any Offer Document, it will notify the Lead Managers promptly and confirm such notice in writing, and will prepare and furnish to each of the Lead Managers, without charge to any of the Lead Managers, as many copies as the Lead Managers may, from time to time, reasonably request of such amendment or supplement to such Offer Documents, correcting in compliance with the respective laws and regulations on prospectus liability such statement or omission or effecting such compliance.

          9.3 The Company undertakes to observe the requirements of all applicable securities laws, including, without limitation, U.S. federal securities laws, in connection with the Offering.

          9.4 The Company undertakes to observe and fulfill all regulations, legal provisions and requirements of the Neuer Markt, as well as to make available in the future all necessary documents. In addition, the Company undertakes to comply with all rules and regulations of the United States

                    Securities Act applicable to it as a result of the Registration. In addition, the Company undertakes:

                    - to comply with the German Take Over Code of the German Federal Finance Ministry's Stock Exchange Expert Committee;

                    - to complete the timely production and publication of a Company calendar giving details of the dates of the general shareholders' meeting;

                    - to carry out at least one briefing of financial analysts per year;

                    - to complete the timely production and publication of quarterly reports with details of business trends and important financial figures in German and English;

                    - to prepare the Company's financial statements according to U.S. GAAP in German and English and to publish such statements no later than four months after the end of the financial year;

                    - to disclose annually the number of securities in the Company held by members of the Board of Directors.

10.       Further Agreements of Selling Shareholders

          10.1 In addition to any undertaking in relation to the FSE and the Lead Managers existing as of the date hereof to the effect not to dispose of any Shares for a period of 12 months after the admission of the Shares to the FSE, __________ undertake, for a period of six months beginning from the day after the expiry of such existing undertaking not to, directly or indirectly, offer Shares, sell Shares, make announcements with respect to such offers or sales, or take any other measures that are economically equivalent to such sale, without the prior written consent of the Lead Managers. The Lead

                    Managers shall be obliged to release __________ from this undertaking provided that, in the opinion of the Lead Managers, such parties have engaged an investment bank that supports demand for the Shares by means of a road show and research reports as to sufficiently stabilize the share price despite the disposal of the Shares.

          10.2 The Selling Shareholders undertake to consult the Lead Managers in relation to the terms of, the timetable for, and the manner of publication of, any announcement of, or other public disclosure regarding, the sale of the Old Shares except as required by law and any applicable rules of any relevant stock exchange. The Selling Shareholders will not make any such announcement or disclosure without DG's prior written consent.

11.       Further Agreements of the Lead Managers

          The Lead Managers undertake to serve as Designated Sponsors within the meaning of the Rules and Regulations of Neuer Markt. This service shall be free of charge in the first year after the first day of trading of the Shares and shall be subject to separate agreements with each of the Lead Managers. The Lead Managers shall have the right to purchase up to 3% of the Offer Shares at the Placement Price for their own account to create a long-position in the Shares which serves to facilitate their market-making obligations (the Shares purchased pursuant to such right being referred to as the "Designated Sponsor Shares"). The Designated Sponsor Shares shall be allocated to the Lead Managers pro rata based on their respective purchasing quotas.

12.       Warranties, Representations and Undertakings of the Selling
          Shareholders

          12.1 Each of the Selling Shareholders represents, warrants and undertakes to the Lead Managers that:

                    12.1.1 Such Selling Shareholder, if a corporation, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power and authority to own its properties and assets and conduct its business as presently conducted;

                    12.1.2 Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Old Shares to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Old Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Old Shares to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or to which such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties;

                    12.1.3 Such Selling Shareholder has complied, and will comply, in all respects, with the provisions of U.S. and German law and the articles of incorporation of the Company concerning the requirements for holding or disposing of certain percentages of the share capital of the Company, together with all applicable German and U.S. stock exchange and regulatory authority rules and regulations;

                    12.1.4 Such Selling Shareholder has and will have good, valid and marketable title to the Old Shares to be sold and to the Borrowed Shares to be lent by such Selling Shareholder hereunder (such Old Shares being fully paid), free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Old Shares and the Borrowed Shares, assuming each such Lead Manager has no notice of any adverse claim, each of the Lead Managers will receive good, valid and marketable title to the Old Shares purchased and the Borrowed Shares borrowed by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and there is no other conflicting right, contingent or otherwise, of any person to purchase or be offered for purchase any of the Old Shares to be delivered by such Selling Shareholder in connection with this Agreement;

                    12.1.5 This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes the legal, valid and binding obligation of such Selling Shareholder enforceable in accordance with its terms;

                    12.1.6 The Old Shares and the Borrowed Shares, if any, have been transferred to DG on the Pricing Date, together with all rights, dividends, distributions and other benefits attaching to them on such Pricing Date, with full title guarantee and free from, and not in breach of, any charges, liens or other encumbrances or any pre-emptive or other rights limiting their transferability;

                    12.1.7 The Old Shares owned by such Selling Shareholder are subject to the interests of the Lead Managers hereunder; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; and if such Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Old Shares hereunder, the Old Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement;

                    12.1.8 None of the Selling Shareholders, nor any of their affiliates, nor any person acting on their behalf, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or the resale of the Offer Shares;

                    12.1.9 No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authorization or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale, lending and delivery of the Old Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained;

                    12.1.10 Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 13 are not true and correct.

          12.2 The commitments of the Lead Managers hereunder are being made on the basis of the representations, warranties and undertakings set out above. The Selling Shareholders undertake that each of them will fully indemnify each of the Lead Managers against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which any of them may incur or which may be made against a Lead Manager as a result of, or in connection with, any breach or alleged breach by such Selling Shareholder of any of its representations, warranties and undertakings set out above.

          12.3 The Selling Shareholders' obligations in respect of the above representations, warranties, undertakings and indemnity shall be several and not joint and will continue in full force and effect after the Settlement Date notwithstanding the performance of this Agreement, the completion of the sale of the Offer Shares, the completion of the Registration or any investigation of the matters to which they relate by the Lead Managers or on the Lead Managers' behalf.

          12.4 The Selling Shareholders who, at the time of the Offering, are represented on the board of directors of the Company as well as such representatives who are Selling Shareholders furthermore represent, warrant and undertake to the Lead Managers that, on the date on which the SEC declares effective the Registration Statement (the "Effective
                    Date"), such Registration Statement will conform in all material respects to the applicable requirements of the United States Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Registration Statement in which the Prospectus is included, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the United States Securities Act and the rules and regulations thereunder, and none of such documents will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that such Selling Shareholders make no undertaking as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Lead Manager specifically for inclusion in the Registration Statement or the Prospectus.

          12.5 The Selling Shareholders who, at the time of the Offering, are represented on the board of directors of the Company as well as such representatives who are Selling Shareholders furthermore represent, warrant and undertake to the Lead Managers that, on the date on which a German Prospectus is published, such German Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that such Selling Shareholder makes no undertaking as to the information contained in or omitted from the German Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Lead Manager specifically for inclusion in the German Prospectus.

          The representations, undertakings and warranties set out in this
          Section 12 shall be deemed to have been given on the Pricing Date and be repeated on the Settlement Date and the Second Transfer Date, if any.

13.       Warranties, Representations and Undertakings of the Company

          13.1 The Company represents, warrants and undertakes to the Lead Managers that:

                    13.1.1 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect");

                    13.1.2 Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

                    13.1.3 The shares of issued and outstanding capital stock of the Company, including the Old Shares to be purchased or borrowed by the Lead Managers from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding Shares, including the Old Shares to be purchased or borrowed by the Lead Managers from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company;


                    13.1.4 The Company has full power and authority to enter into, and perform its obligations under, this Agreement and such entry into, and performance of its obligations under, this Agreement has been duly authorized by all necessary corporate or other action;

                    13.1.5 As and when required by the German Securities Trading Act (Wertpapierhandelsgesetz), the Company has complied, and will comply, in all respects, with the provisions of U.S. and German law and the articles of incorporation of the Company concerning the requirements for holding or disposing of certain percentages of the share capital of the Company, together with all applicable stock exchange and German regulatory authority rules and regulations;

                    13.1.6 This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms;

                    13.1.7 Except as set forth in the Prospectus, there are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the United States Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the United States Securities Act;

                    13.1.8 The Company will consult the Lead Managers in relation to the terms of, the timetable for, and the manner of publication of, any announcement of, or other public disclosure regarding, the Offering, the Listing and the Registration except as required by law and any applicable rules of any relevant stock exchange. The Company will not make any such announcement or disclosure without DG's prior written consent. Any public announcement of the sale of the Offer Shares will refer to DG and PB as the Joint Book Runners and Lead Managers;

                    13.1.9 The New Shares have been duly authorized for issuance and sale to the Lead Managers pursuant to this Agreement and, when issued and delivered by the Company to the Custody Account, will be validly issued and fully paid and non-assessable;

                    13.1.10 Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the New Shares and the use of the proceeds from the sale of the New Shares) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person action on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

                    13.1.11 There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Prospectus and is not so disclosed, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

                    13.1.12 The Company and its subsidiaries own, possess, can acquire on reasonable terms or have the benefit or use of all material patents, licenses, trade secrets, trademarks, trade names and other rights to inventions, know-how, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") currently employed by them in connection with the conduct of the businesses now operated by them, and there are no unresolved assertions that the Company or any of its subsidiaries has infringed the intellectual property rights of others that, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, have a Material Adverse Effect;

                    13.1.13 No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, either in the United States, Germany or elsewhere, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering, the Listing, the Registration, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or will be obtained prior to the Offering, Listing or Registration, as the case may be;

                    13.1.14 The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental
                              Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect except for those Governmental Licenses the failure of which to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

                    13.1.15 The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interest, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business, the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease;

                    13.1.16 Deloitte & Touche LLP, who have audited or will audit certain financial statements of the Company and its consolidated subsidiaries, are independent accountants as required by the United States Securities Act and the rules and regulations thereunder;

                    13.1.17 The Company makes and keeps accurate books and records and maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

                    13.1.18 Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company or its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977;

                    13.1.19 The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is, in the opinion of the Company, adequate for the conduct of their respective businesses and the value of their respective properties and assets, and as is customary for companies engaged in similar businesses in similar industries or as required by law or pursuant to agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

                    13.1.20 The Company is not an "investment company" under, and as such term is defined in, the U.S. Investment Company Act of 1940;

                    13.1.21 Neither the Company nor any of its affiliates (as defined in rule 405 under the United States Securities Act), nor any person acting on their behalf, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                    13.1.22 The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

                    13.1.23 The Company has not included any persons in the Beneficiary List who may have an influence on public opinion (e.g. journalists, financial analysts etc.) or whose participation in the Preferential Allotment could create the appearance of favoritism or of impropriety (e.g. public servants);

                    13.1.24 The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. In addition, the Company has until the date hereof verified and continues to verify the Year 2000 readiness of its suppliers as well as third party service providers. As a result of such reviews, to date the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December

                              31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          13.2 The Company has filed with the SEC a Registration Statement on Form S-1, including a related preliminary prospectus, for the registration under the United States Securities Act of the Shares and will use its best efforts to cause such Registration Statement to become effective. The Company may be required to file one or more amendments thereto, each of which will be furnished to the Lead Managers. The Company will file with the SEC either (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectus) or (2) after the Effective Date of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company will include in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A information) required by the United States Securities Act and the rules thereunder to be included in such Registration Statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A information, together with all other such required information, and, except to the extent the Lead Managers shall agree to a modification, shall be in all substantive respects in the form furnished to the Lead Managers prior to the Pricing Date or, to the extent not completed at the Pricing Date, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company has advised the Lead Managers, prior to the Pricing Date, will be included or made therein. "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereof, before it becomes effective under the United States Securities Act and any prospectus filed by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the rules and regulations under the United States Securities Act, and

                    "Prospectus" means such final prospectus, with any changes thereto made by the Company with the consent of the Lead Managers.

                    On the Effective Date, the Registration Statement will conform in all material respects to the applicable requirements of the United States Securities Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Registration Statement in which the Prospectus is included, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the United States Securities Act and the rules and regulations thereunder, and none of such documents will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that the Company makes no undertaking as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Lead Manager specifically for inclusion in the Registration Statement or the Prospectus;

          13.3 The Company will comply with the requirements of Rule 430A or Rule 424, as applicable, and will notify the Lead Managers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
                    (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          13.4 The Company has prepared and filed, together with the Lead Managers, with the FSE the preliminary German prospectus to obtain listing of the Shares on the FSE as required by applicable German law. The Company may be required to file one or more amendments thereto together with the Lead Managers.

                    On the date on which such preliminary and final German Prospectus and any amendment thereto have been or will be published, such published German Prospectus and amendments thereto have not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no undertaking as to the information contained in or omitted from the German Prospectus and the amendments thereto in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Lead Manager specifically for inclusion in such documents.

          13.5 The Company represents that the consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the United States Securities Act and the Neuer Markt and are prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth in the Prospectus and Registration Statement fairly present, on the basis to be stated in the Prospectus and the Registration Statement, the information included therein.

          13.6 As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its Shareholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the United States Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          13.7 The Company will furnish to the Lead Managers and to counsel to the Lead Managers copies of the Registration Statement (two of which will be signed and will include all exhibits), the Preliminary Prospectus, and, so long as delivery of a prospectus relating to the Offer Shares is required to be delivered under the United States Securities Act in connection with sales by any Lead Manager or dealer, the Prospectus, and all amendments and supplements to such documents, in each case in such quantities as the Lead Managers may request. The Prospectus shall be so furnished on or prior to 3:00 P.M., German time, on the business day following the later of the Pricing Date or the Effective Date of the Registration Statement, or at such other time as the Lead Managers shall consent. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Lead Managers all such documents.

          13.8 The Company shall use the proceeds from the Offering of New Shares payable to it in the manner and in the priorities to be described under the heading "Use of Proceeds" in the Prospectus.

          13.9 The Company undertakes that it will notify the Lead Managers immediately of any adverse change in, or affecting, the general affairs, management, financial position, shareholders equity or results of operation of the Company and its subsidiaries taken as a whole, which would be likely to prejudice materially the sale of the Shares by the Lead Managers.

                    The representations, undertakings and warranties set out in this Section 13 shall be deemed to have been given on the Pricing Date and be repeated on the Settlement Date and the Second Transfer Date, if any.

          13.10 The commitment of the Lead Managers hereunder is being made on the basis of the representations, warranties and undertakings set out above. The Company undertakes that it will fully indemnify each of the Lead Managers against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which any of the Lead Managers may incur or which may be made against any Lead Manager as a result of, or in connection with, any breach or alleged breach by the Company or any of its representations, warranties and undertakings set out above; the Company will further indemnify and hold harmless the Lead Managers against any documentary, stamp or similar issuance or transfer tax, including any interest and penalties, on the creation, issuance and sale of the Shares and on the execution and delivery of this Agreement payable pursuant to United States law.

          13.11 The Company's obligations in respect of the above representations, warranties, undertakings and indemnity will continue in full force and effect after the Settlement Date notwithstanding the performance of this Agreement, the completion of the sale of the Offer Shares, the completion of the Registration or any investigation of the matters to which they relate by the Lead Managers or on the Lead Managers' behalf.

14.       Liability

          The liability of the Lead Managers under this Agreement shall be several and not joint and shall be limited to ill intent and gross negligence.

15.       Power of Attorney

          15.1 All declarations and communications of the Lead Managers relating to this Agreement shall only be valid for and against all other parties to this Agreement if made by DG as representative of the Lead Managers to the Company or the representative of the Selling Shareholders. DG is released from the restrictions of Section 181 of the German Civil Code.

                    The Lead Managers agree among themselves that DG's authority to make such declarations and communications shall only exist if PB has consented to such declarations and that the Company and the Selling Shareholders may rely without inquiry on such declarations and communications made by DG.

                    Further, in order for the parties to fulfill their obligations relating to the procedures to admit the Shares to trading on the FSE, related proceedings, and statutory publications hereunder, DG is authorized to deliver declarations or information in the name of the Company, the Selling Shareholders and the Lead Managers.

          15.2 In connection with the execution of this Agreement, the Selling Shareholders have appointed Mr. Dirk Bartels as their joint representative who personally warrants to have full power and authority to enter into this Agreement on behalf of the Selling Shareholders.

16.       Notices, Service of Process

          16.1 All statements, requests, notices and agreements hereunder shall be in writing, and:

                    16.1.1 if to the Lead managers, shall be delivered or sent by mail, telex or facsimile transmission to DG BANK Deutsche Genossenschaftsbank AG, Am Platz der Republik, 60265 Frankfurt am Main, Germany,
                              Attention: Mr. Frank Brunner, Investment Banking Department (Fax:+49-69-7447-3622), with a copy to Mr. Dieter Falkenstein, Investment Banking Department (Fax: +49-69-7447-2179);

                    16.1.2 if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Mr. Dirk Bartels (Fax: +1-650-286-4630);

                    16.1.3 if to any Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to _________________ at the following address:

          16.2 In connection with the Offering, the Company and each of the Selling Shareholders have appointed POET Software GmbH, Kattjahren 4-8, 22359 Hamburg, Germany as agent for the service of process (Zustellungsbevollmaechtigter) in Germany for any services of process regarding contractual or other obligations of the Company and the Selling Shareholders in relation to the Lead Managers.

17.       Indemnification and Contribution

          17.1 The Company and its principal operating subsidiaries, POET Software Corp. and POET Software GmbH (together the "Principal Subsidiaries"), jointly and severally, shall indemnify and hold harmless each Lead Manager, its officers and employees and each person, if any, who controls any Lead Manager within the meaning of the United States Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Lead Manager, officer, employee or controlling person may become subject, under the German Stock Exchange Act, the United States

                    Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
                    (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Lead Manager in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Principal Subsidiaries shall not be liable in the case of any matter covered by this clause
                    (iii) to the extent that it is determined in a final judgement by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Lead Manager through its gross negligence or willful misconduct), and shall reimburse each Lead Manager and each such officer, employee and controlling person promptly upon demand for any reasonable legal or other expenses reasonably incurred by that Lead Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Lead Manager specifically for inclusion therein and described in Section 17.6. The foregoing indemnity agreement is in addition to any liability which the Company and the Principal Subsidiaries may otherwise have to any Lead Manager or to any officer, employee or controlling person of that Lead Manager.

          17.2 The Selling Shareholders, severally in proportion to the number of Old Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Lead Manager, its officers and employees and each person, if any, who controls any Lead Manager within the meaning of the United States Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Lead Manager, officer, employee or controlling person may become subject, under the German Stock Exchange Act, the United States Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Shareholders specifically for inclusion therein, and shall reimburse each Lead Manager, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Lead Manager, its officers, employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Selling Shareholders may otherwise have to any Lead Manager or any officer, employee or controlling person of that Lead Manager.

          17.3 Each Lead Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors and each person, if any, who controls the Company within the meaning of the United States Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the United States Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or
                    (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Lead Manager specifically for inclusion therein and described in Section 17.6, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Lead Manager may otherwise have to the Company or any such director, officer or controlling person.

          17.4      Promptly after receipt by an indemnified party under this
                    Section 17 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 17, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 17 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 17. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 17 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers shall have the right to employ counsel to represent jointly the Lead Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Lead Managers against the Company and the Principal Subsidiaries or any Selling Shareholders under this Section 17 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company, the Principal Subsidiaries and the Selling Shareholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          17.5 If the indemnification provided for in this Section 17 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 17.1, 17.2 or
                    17.3 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Principal Subsidiaries, and the Selling Shareholders on the one hand and the Lead Managers on the other from the Offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Principal Subsidiaries, and the Selling Shareholders on the one hand and the Lead Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Principal Subsidiaries, and the Selling Shareholders on the one hand and the Lead Managers on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, the Principal Subsidiaries, and the Selling Shareholders, on the one hand, and the total underwriting discounts, commissions and fees received by the Lead Managers with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Subsidiaries, the Selling Shareholders or the Lead Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Principal Subsidiaries and information supplied by the Company shall also be deemed to have been supplied by the Principal Subsidiaries. The Company, the Principal Subsidiaries, the Selling Shareholders and the Lead Managers agree that it would not be just and equitable if contributions pursuant to this Section 17.5 were to be determined by pro rata allocation (even if the Lead Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 17.5 shall be deemed to include, for purposes of this Section 17.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 17.5, no Lead Manager shall be required to contribute any amount in excess of the amount by which the amount of any damages which such Lead Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission exceeds the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the United States Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Lead Managers' obligations to contribute as provided in this Section 17.5 are several in proportion to their respective underwriting obligations and not joint.

          17.6 The Lead Managers severally confirm that the statements with respect to the Offering of the Shares set forth on the cover page of, and under the caption "Underwriting", "Responsibility for the Contents of this Prospectus", "The Offering", "Description of Capital Stock-German Take-Over Code", "The German Equity Market", "German Tax Matters" "Clearing and Transferability of Shares" (as far as such section pertains to German clearing procedures) in the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Lead Managers specifically for inclusion in the Registration Statement and the Prospectus.

18.       Miscellaneous

          18.1 The parties shall keep information relating to, or disclosed in the Offering and the Registration, strictly confidential except to the extent publication of such information is required by the SEC, FSE or other governmental agency.

          18.2 Modifications and amendments of this Agreement must be in writing unless there is another statutory form requirement. The foregoing applies also to the modification or deletion of this provision.

          18.3 Should any of the terms of this contract be entirely or partially invalid or become invalid, this shall not effect the validity of any other terms of the contract. The parties will be deemed to have agreed upon a term or condition that reflects as closely as possible the economic objectives aimed at by the parties when entering into the invalid term or condition.

          18.4 THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY. Place of performance and - as far as permitted by applicable statute - forum for all disputes arising in connection with this agreement shall be Frankfurt am Main.

We would request you to countersign the second copy of this offer as a sign of your agreement.


Yours Sincerely,



---------------------------------                 --------------------------
DG BANK                                           PARIBAS
DEUTSCHE GENOSSENSCHAFTSBANK AG



----------------------------------
POET HOLDINGS INC.



---------------------------------                 --------------------------
POET SOFTWARE CORP.                               POET SOFTWARE GMBH


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DIRK BARTELS (AS JOINT REPRESENTATIVE OF THE SELLING SHAREHOLDERS)

                                                                     Schedule  1

[TABLE OF SELLING SHAREHOLDERS AND SELLING SHAREHOLDERS' ACCOUNTS, SUCH ACCOUNT DETAILS TO INCLUDE INFORMATION ON THE IDENTITY OF THE ACCOUNT-CARRYING BANK'S GERMAN CORRESPONDENCE BANK - WSGR]

                                                                      Schedule 2

                     SHAREHOLDERS TO PROVIDE BORROWED SHARES

SHAREHOLDER NAME             VOLUME OF BORROWING OPTION         EXERCISED
                                                                BY
                                                                LEAD MANAGERS
Mr. Dirk Bartels                     570,000

                                                                         Annex A


[FORM OF AUDITOR'S COMFORT LETTER.]

                                                                         Annex B


[FORM OF WSGR LEGAL OPINION.]